UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 26, 2006, Openwave Systems Inc. issued a press release announcing its preliminary financial results for the quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 7.01 REGULATION FD DISCLOSURE.

On October 3, 2006, Openwave Systems Inc. (the “Company”), received a notice from the trustee (the “Trustee”) of the Company’s 2 3/4% Convertible Subordinated Notes due 2008 (the “Notes”), asserting that, as a result of the Company’s failure to file its annual report with the Trustee, the Company has an outstanding compliance requirement under the indenture governing the Notes (the “Indenture”). The notice states that failure to correct the purported outstanding compliance requirement within sixty (60) days from the receipt of the notice will result in an event of default.

If an event of default were to occur and be continuing, pursuant to Section 6.02 of the Indenture, the Trustee, or holders in the aggregate of at least 25% of the principal amount of the outstanding Notes, may declare the entire principal amount of the Notes and all accrued and unpaid interest thereon, to be immediately due and payable.

The Company believes that it has fully performed and continues to perform its obligations under the Indenture, which, pursuant to Section 4.02, requires that the Company ensure delivery of copies of its annual and quarterly reports to the Trustee within 15 calendar days after they are filed with the Securities and Exchange Commission (the “SEC”). The Company intends to furnish copies of its 2006 Annual Report on Form 10-K and its Quarterly Reports on Forms 10-Q for the first quarters of 2006 within 15 days after it files such reports with the SEC and believes that such action will satisfy fully the provision in question.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    99.1    Press Release issued by Openwave Systems Inc. on October 26, 2006.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to plans, objectives, expectations and intentions for Openwave Systems Inc., including, without limitation, statements about the Company’s operating results, alleged outstanding compliance requirements or defaults with respect to the Notes and potential consequences thereof, and the timing and ability of the Company to regain compliance with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. These statements are based upon the current expectations and beliefs of the Company’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements, including general economic conditions, filing, or the timing of the filing, by the Company of all current and past due reports with the SEC and action taken by the Trustee or holders of the Notes. For a detailed discussion of other risks and uncertainties, please refer to the risk factors discussed in filings with the SEC, including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Harold Covert
Name:	Harold (Hal) Covert
Title:	Executive Vice President and Chief Financial Officer

Date: October 26, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Openwave Systems Inc. on October 26, 2006.